                            AMENDED AND RESTATED SUB-ADVISORY
                             INVESTMENT MANAGEMENT AGREEMENT

     AMENDED AND RESTATED  AGREEMENT,  made as of the 6th day of August, 2004 by and between OppenheimerFunds,  Inc., a Colorado corporation ("OFI"), and Tremont
Partners, Inc., a Connecticut corporation ("Tremont").

                                       RECITAL

     WHEREAS, OFI and Tremont are parties to the Sub-Advisory  Agreement,  dated
January 2, 2003,  as  previously  amended on June 2, 2004 (the  "Agreement")  in connection with services to be provided by Tremont; and

     WHEREAS,  OFI Tremont Core Strategies Hedge Fund, a Massachusetts  business trust,  that changed its name from OFI Tremont Core Diversified Hedge Fund as of
August 6, 2004, (the "Fund"),  is registered under the Investment Company Act of
1940, as amended (the "Investment Company Act") with the Securities and Exchange
Commission (the "Commission") as a closed- end management investment company;

     WHEREAS,  OFI has entered into an Investment  Advisory  Agreement  with the
Fund  (the  "Investment  Advisory  Agreement"),  pursuant  to which OFI has been appointed to serve as the  investment  adviser of the Fund and pursuant to which
OFI is  authorized  to  retain  investment  subadvisers  affiliated  with OFI to provide  any or all of the  services  required  to be  provided by OFI under the
Investment Advisory Agreement;

     WHEREAS,  Tremont  is an  affiliate  of OFI that is  registered  under  the
Investment  Advisers  Act of  1940,  as  amended  (the  "Advisers  Act"),  as an investment adviser and engages in the business of rendering investment advice;

     WHEREAS,  OFI desires that Tremont shall act as the  investment  manager to the Fund pursuant to this Agreement and Tremont desires to act in such capacity;

     NOW THEREFORE,  in consideration  of the mutual  covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.       GENERAL PROVISIONS.

     OFI hereby  appoints  Tremont to render to OFI,  with  respect to the Fund, investment research and advisory services as set forth below in Section 2, under the  supervision  of OFI and subject to the approval and direction of the Fund's
Board of Trustees (the "Board"),  and Tremont  hereby accepts such  appointment, subject  to the  terms and  conditions  contained  herein.  Tremont  shall,  for purposes of this  Agreement,  be deemed an independent  contractor and shall not have, except as expressly  provided or authorized  herein,  any authority to act for or  represent  OFI or the Fund in any way or  otherwise to serve as or to be deemed an agent of the Fund.  Tremont  shall,  in all matters,  give to OFI, the
Fund  and the  Board  the  benefit  of its best  judgment,  effort,  advice  and recommendations  and shall at all times,  conform to and use its best efforts to enable  the  Adviser  and the  Fund to  conform  to (i)  the  provisions  of the
Investment Company Act and any rules or regulations  thereunder;  (ii) any other applicable provisions of state or Federal law; (iii) policies and determinations of the Board,  (iv) the investment  policies and investment  restrictions of the
Fund as reflected in the registration statement of the Fund under the Investment
Company Act or as such policies may, from time to time, be amended;  and (v) the
Prospectus  and Statement of Additional  Information  of the Fund in effect,  as they may be amended from time to time. The appropriate officers and employees of
Tremont shall be available  upon  reasonable  notice for  consultation  with any members of the Board or officers of the Fund or OFI with  respect to any matters dealing with the business and affairs of the Fund including, without limitation, review of the general investment strategy of the Fund,  economic  considerations and general conditions affecting the marketplace.

2.       DUTIES OF TREMONT AND OFI.

(a)      Duties of Tremont.

     Tremont shall regularly provide  investment advice with respect to the Fund and shall,  subject to the terms of this Agreement,  continuously  supervise the investment  and  reinvestment  of  cash,  securities  and  instruments  or other property  comprising  the  assets  of  the  Fund,  and in  furtherance  thereof,
Tremont's duties and authority shall include:

     (A) Selecting  alternative asset managers ("Portfolio  Managers") with whom to invest the Fund's assets,  either through private  investment funds that they manage  ("Portfolio  Funds") or directly  through  separate  managed accounts or separate  investment  vehicles  managed by a Portfolio  Manager and in which the
Fund is the only  investor  ("Portfolio  Accounts"),  on the  basis  of  various criteria  relating  to their  skills and  ability to  execute  their  investment
programs,   consistent  with  the  Fund's  overall   investment   objective  and
strategies;  provided,  however,  that the  Fund's  participation  in  Portfolio
Accounts will be subject to approval at least  annually by the Board,  including the vote of the majority of the  Trustees who are not parties to this  Agreement or "interested  persons" (as defined in the Investment Company Act and the rules thereunder)  of any such  party,  cast in  person at a  meeting  called  for the purpose of voting on such  approval,  or by the  holders of a  "majority  of the outstanding voting securities of the Fund" (as defined in the Investment Company
Act),  subject in such case to the  approval  by a vote of the  majority  of the
Trustees  who are not parties to this  Agreement  or  "interested  persons"  (as defined in the  Investment  Company  Act and the rules  thereunder)  of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval;

     (B)  Determining  how the  Fund's  assets  should  be  allocated  among the
Portfolio  Managers and regularly  reporting on the Fund's portfolio holdings to
OFI and, at the request of OFI, to the Board;

     (C) Monitoring and reporting as to the Fund's  investment  compliance  with applicable laws, rules and regulations as set forth in the Fund's prospectus and statement of additional information, as summarized in the attached Appendix A.

     (D)  Obtaining  and  evaluating  pertinent  information  about  significant developments and economic,  statistical and financial data, domestic, foreign or otherwise,  whether  affecting  the economy  generally or the Fund,  and whether concerning  the Portfolio  Managers or the  activities  in which such  Portfolio
Managers engage; and

     (E) Taking such actions incident to implementation of the Fund's investment program,  or as otherwise directed by OFI, including:  (i) executing  investment advisory,  subscription,  and such other agreements in connection with investing the Fund's assets in Portfolio Funds or Portfolio  Accounts;  (ii)  transmitting withdrawal  requests to Portfolio  Funds and Portfolio  Accounts,  either at the request of OFI in  connection  with periodic  repurchases  of shares in the Fund
("Shares")  by the Fund or as part of Tremont's  investment  program;  and (iii)
such other actions as Tremont deems  necessary or  appropriate  in executing its duties under this Agreement.

     (F)  Nothing in this  Agreement  shall  prevent  Tremont  or any  affiliate thereof from acting as  investment  adviser for any other  person,  firm,  fund, corporation or other entity and shall not in any way limit or restrict  Tremont, or any of its affiliates, or their respective directors, officers,  stockholders or employees from buying, selling or trading any securities or other investments for its or their own  account  or for the  account of others for whom it or they may be  acting,  provided  that  such  activities  do not  adversely  affect  or otherwise impair the performance by Tremont of its duties and obligations  under this  Agreement  and under  the  Advisers  Act and  further  provided  that such activities  do not  violate  any  provisions  of the code of ethics  of  Tremont governing  personal  securities  trading by persons who are "access persons," as defined by such code, of the Fund.

(b)      Duties of OFI.

     Without limiting the obligations of Tremont under this Agreement, OFI shall monitor the investment program maintained by Tremont for the Fund to ensure that the Fund's assets are invested in compliance  with this Agreement and consistent with the investment  objective and investment policies of the Fund as recited in its Prospectus and Statement of Additional  Information,  as they may be amended from time to time.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)      Representations, Warranties and Covenants of Tremont.

     (A) Tremont is now, and will continue to be, a corporation  duly formed and validly  existing  under  the  laws  of its  jurisdiction  of  formation,  fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

     (B) Tremont is  registered  as an  investment  adviser with the  Commission under the Advisers Act.  Tremont shall maintain such  registration  in effect at all times during the term of this Agreement.

     (C) Tremont at all times shall  provide its best judgment and effort to OFI and the Fund in carrying out its obligations hereunder.

(b)      Other Covenants.  Tremont further agrees that:

     (A) as required by applicable laws and regulations,  it will maintain books and  records  with  respect to the Fund's  securities  transactions  and it will furnish to OFI and to the Board such periodic and special  reports as OFI or the
Board may reasonably request; and

     (B) it will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and will not use records and information for any purpose other than  performance of its  responsibilities and duties hereunder, except after prior notification to and approval in writing by OFI or the Fund or when so requested  by OFI or the Fund,  or required by law or regulation.

(c)      Representations, Warranties and Covenants of OFI.

     (A) OFI is  now,  and  will  continue  to be,  duly  organized  and in good standing under the laws of its state of incorporation, fully authorized to enter into this Agreement and to carry out its duties and obligations hereunder.

     (B) OFI is registered as an investment  adviser with the  Commission  under the Advisers Act. OFI shall  maintain such  registration  in effect at all times during the term of this Agreement.

     (C) OFI at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

4.       CONTROL BY THE BOARD.

     Any investment program undertaken by Tremont pursuant to this Agreement, as well as any other  activities  undertaken  by Tremont  with respect to the Fund, shall at all times be subject to any directives of OFI and the Board.

5.       BOOKS AND RECORDS.

     Tremont  agrees that all records that it maintains  for the Fund, on behalf of OFI, are the property of the Fund and further agrees to surrender promptly to the Fund or to OFI any of such records upon request.  Tremont  further agrees to preserve for the periods  prescribed by applicable  laws,  rules and regulations all  records  required to be  maintained  by Tremont on behalf of OFI under such applicable  laws,  rules  and  regulations,  or such  longer  period  as OFI may reasonably request from time to time.

6.       PORTFOLIO TRANSACTIONS AND BROKERAGE.

     (a)  Tremont is  authorized,  in  arranging  the  purchase  and sale of the portfolio  securities  and other  investments of the Fund to employ or deal with such  members of  securities  or  commodities  exchanges,  brokers  or  dealers, including "affiliated"  broker-dealers,  as may, in its best judgment, implement the policy of the Fund to obtain,  at reasonable  expense,  the "best execution"
(prompt and reliable  execution at the most favorable security price obtainable)
of the portfolio transactions of the Fund as well as to obtain,  consistent with the provisions of the  subparagraph (c) of this paragraph 6, the benefit of such investment  information or research as may be of  significant  assistance to the performance by Tremont of its investment advisory functions.

     (b) To the extent applicable, Tremont shall select broker-dealers to effect the  portfolio  transactions  of the Fund on the basis of its  estimate of their
ability  to  obtain  best   execution  of  particular   and  related   portfolio
transactions.  In such case,  the  abilities of a  broker-dealer  to obtain best execution of particular portfolio  transactions will be judged by Tremont on the basis of all relevant factors and considerations including, insofar as feasible, the execution  capabilities  required by the transactions or  transactions;  the ability  and  willingness  of the  broker-dealer  to  facilitate  the  portfolio transactions  of the Fund by  participating  therein  for its own  account;  the
importance   to  the  Fund  of  speed,   efficiency  or   confidentiality;   the
broker-dealer's  apparent  familiarity  with sources form or to whom  particular securities or other investments might be purchased or sold; as well as nay other matters relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

     (c) To  the  extent  applicable,  Tremont  shall  have  discretion,  in the interests of the Fund, to allocate  brokerage on the portfolio  transactions  of the Fund to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such  transactions  who provide  research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of
1934) to Tremont, which may assist Tremont in managing the assets of the Fund or other  accounts  for  which  Tremont  or  any  affiliate  of  Tremont  exercises
"investment  discretion"  (as that term is defined in  Section  3(a)(35)  of the
Securities   Exchange   Act  of  1934)  and  to  cause  the  Fund  to  pay  such
broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified  to effect the  transaction  would have  charged  for  effecting  that transaction,  if Tremont  determines,  in good faith,  that such  commission  is reasonable  in relation  to the value of the of the broker or research  services provided  by such  broker-dealer  viewed  in terms  of  either  that  particular transaction or the overall  responsibilities  of Tremont or its affiliates  with respect to accounts as to which they exercise investment discretion. In reaching such determination,  Tremont will not be required to place or attempt to place a specific  dollar value on the brokerage or research  services  provided or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good faith,  Tremont shall be prepared to show that all commissions were allocated  for  purposes  contemplated  by this  Agreement  and that  the  total commissions paid by the Fund over a representative  period selected by the Board were reasonable in relation to the benefits to the Fund.

     (d) Tremont shall have no obligation  to seek advance  competitive  bidding for the most favorable  commission rate  applicable to any particular  portfolio transactions  or to select any  broker-dealer  on the basis of its  purported or
"posted"  commission  rate but will, to the best of its ability,  endeavor to be aware of the  current  level of the charges of  eligible  broker-dealers  and to
minimize  the  expense   incurred  by  the  Fund  for  effecting  its  portfolio
transactions  to the extent  consistent  with the  interests and policies of the
Fund.

     (e) Subject to the foregoing  provisions of this paragraph 6, to the extent applicable,  Tremont  may also  consider  sales  of  Shares  as a factor  in the selection of broker-dealers for its portfolio transactions.

7.       COMPENSATION OF TREMONT.

     In consideration of the services  provided by Tremont under this Agreement,
OFI will pay Tremont a monthly fee equal to 50% of the amount of the  Management
Fee earned by OFI pursuant to the Investment Advisory Agreement.

8.       ALLOCATION OF EXPENSES.

     Tremont shall pay the expenses  incurred by it in providing  services under this Agreement, including, but not limited to, the salaries, employment benefits and  other  related  costs  of  those  of its  personnel  engaged  in  providing investment advice to the Fund hereunder,  including, without limitation,  office space, office equipment, telephone and postage costs and other expenses.

9.       USE OF NAME "TREMONT."

     Tremont hereby grants to the Fund a royalty-free,  non-exclusive license to use the "Tremont" in the name of the Fund for the duration of this Agreement any extensions  or renewals  thereof.  Such license may,  upon  termination  of this
Agreement, be terminated by Tremont, in which event the Fund shall promptly take whatever  action may be necessary to change its name and discontinue and further use of the  name  "Tremont"  in the  name of the  Fund or  otherwise.  The  name
"Tremont"  may be used or  licensed  by  Tremont in  connection  with any of its activities, or licensed by Tremont to any other party.

10.      DURATION.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 13 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter  from year to year, so long as such continuance  shall be approved at least annually by the
Board, including the vote of the majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules  thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority of the  outstanding  voting  securities of the Fund" (as defined in the  Investment
Company Act),  subject in such case to the approval by a vote of the majority of the Trustees who are not parties to this Agreement or  "interested  persons" (as defined in the  Investment  Company  Act and the rules  thereunder)  of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval.

11.      LIABILITY OF TREMONT.

     In the  absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of obligations or duties hereunder on the part of Tremont or any of its officers,  directors or employees, Tremont shall not be liable to OFI for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained  in the  purchase,  holding or sale of any interest in a Portfolio Fund or allocation to any Portfolio Manager.

12.      ASSIGNMENT OR AMENDMENT.

     Any  amendment to this  Agreement  shall be in writing and shall be subject to: (i) the  approval  of the  Board,  including  the vote of a majority  of the
Trustees who are not "interested  persons," as defined by the Investment Company
Act and the rules  thereunder;  (ii) the affirmative  vote or written consent of the holders of a "majority of the outstanding  voting  securities" of the Fund,"
as defined by the Investment  Company Act, to the extent such a vote of security holders  is  required  by the  Investment  Company  Act.  This  Agreement  shall automatically  and immediately  terminate in the event of its  "assignment,"  as defined in the Investment Company Act.

13.      TERMINATION.

     (a)  Termination by the Fund and Tremont.  This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding  voting securities or Tremont,  on sixty
(60) days' written  notice.  The notice provided for herein may be waived by the party required to be notified.

     (b) Assignment.  This Agreement shall automatically  terminate in the event of its  "assignment,"  as defined  in Section 2 (a) (4) of the 1940 Act.  In the event of an  assignment  that  occurs  solely  due to the  change in  control of
Tremont  (provided  that  no  condition  exists  that  permits,   or,  upon  the
consummation of the assignment,  will permit,  the termination of this Agreement by OFI pursuant to subparagraph  (c) of this paragraph 13), OFI and Tremont,  at the sole expense of Tremont,  shall use their  reasonable best efforts to obtain shareholder approval of a successor  Subadvisory  Agreement on substantially the same terms as contained in this Agreement.

     (c)  Termination by OFI. OFI may terminate this Agreement  without  penalty and without the payment of any fee or penalty,  immediately after giving written notice, upon the occurrence of any of the following events:

     1. Any of  Tremont,  its  respective  partners,  subsidiaries,  affiliates, directors,  officers,  employees or agents engages in an action or omits to take an action  that would  cause  Tremont  to be  disqualified  in any manner  under
Section  9(a) of the 1940 Act, if the SEC were not to grant an  exemptive  order under Section 9(c) thereof or that would constitute grounds for the SEC to deny, revoke or suspend the registration of Tremont as an investment  adviser with the
SEC; or

     2. Tremont breaches the representations  contained in subparagraphs (a) and
(b) of  paragraph 3 of this  Agreement or any other  material  provision of this
Agreement,  and any such breach is not cured within a reasonable  period of time after notice thereof from OFI to Tremont.

     (d)  Transactions  in  Progress  upon  Termination.  OFI and  Tremont  will cooperate  with each other to ensure that  portfolio  or other  transactions  in progress at the date of termination of this Agreement  shall be completed by OFI in accordance with the terms of such transactions, and to this end Tremont shall provide  OFI with all  necessary  information  and  documentation  to secure the implementation thereof.

14.      NOTICES.

     Any  notice  or  other  communication  required  to be or that may be given hereunder  shall be in writing and shall be  delivered  personally,  telecopied, sent by  certified,  registered  or  express  mail,  postage  prepaid or sent by national  next-day  delivery service and shall be deemed given when so delivered personally or telecopied,  or if mailed, two days after the date of mailing,  or if by next-day delivery service, on the business day following delivery thereto:

(a)      If to OFI, to:

                           OppenheimerFunds, Inc.
                           Two World Financial Center
                           225 Liberty Street, 16th Floor
                           New York, New York  10281-1008
                           Attention:  Robert G. Zack
                                       Executive Vice President and General Counsel
                           Telecopier: 212-323- 4070

(b)      If to Tremont, to:

                           Tremont Partners, Inc.
                           Rye Corporate Center
                           555 Theodore Fremd Avenue
                           Rye, New York  10580
                           Attention:       James G. McCormick
                                            Vice President & General Counsel
                           Telecopier:      914-925-4043

15.      QUESTIONS OF INTERPRETATION.

     This  Agreement  shall be  governed  by the  laws of the  State of New York applicable to agreements  made and to be performed  entirely within the State of
New York  (without  regard to any  conflicts  of law  principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement having a counterpart  in or otherwise  derived from a term or provision of the Investment
Company Act shall be  resolved by  reference  to such term or  provision  of the
Investment  Company Act and to  interpretations  thereof,  if any, by the United
States courts or, in the absence of any controlling  decision of any such court, by rules,  regulations  or  orders  of the  Commission  issued  pursuant  to the
Investment  Company Act. In addition,  where the effect of a requirement  of the
Investment  Company Act reflected in any provision of this  Agreement is revised by rule,  regulation or order of the Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         16.      DEFINITIONS.

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent with the terms and provisions of the Investment  Company
Act and the rules thereunder.

                                   OppenheimerFunds, Inc.

                                   By:  /s/ Brian W. Wixted
                                        --------------------------------------
                                   Name:     Brian W. Wixted
                                   Title:    Senior Vice President & Treasurer

                                   Tremont Partners, Inc.

                                   By:  /s/ James G. McCormick
                                        -----------------------------------
                                   Name:     James G. McCormick
                                   Title:    Vice President & General Counsel

         The provisions of Section 9 are hereby agreed to and accepted.

         OFI Tremont Core Strategies Hedge Fund

         By:  /s/ Kathleen T. Ives
         --------------------------------
         Name:  Kathleen T. Ives
         Title:    Assistant Secretary

                                    Appendix A

                          Compliance Testing Procedures

Procedure                  Responsible Party           Comments
-------------------------- --------------------------- ------------------------------------------------------

5% Issuer Test(1)          RiskMetrics                 Completed monthly.  Reports distributed to Tremont
                                                       for review and sign-off.  Non-quarter-end months
                                                       used to identify potential problems.  Portfolio Fund
                                                       ownership percentages obtained by Tremont Client
                                                       Relations Group and provided to Risk Metrics.

10% of Issuer's Voting     RiskMetrics                 Completed monthly.  Reports distributed to Tremont
Securities(1)                                          for review and sign-off.  Non-quarter-end months
                                                       used to identify potential problems.  Portfolio Fund
                                                       ownership percentages obtained by Tremont Client
                                                       Relations Group and provided to Risk Metrics.

25% Issuer Test(1)         RiskMetrics                 Completed monthly.  Reports distributed to Tremont
                                                       for review and sign-off.  Non-quarter-end months
                                                       used to identify potential problems.  Portfolio Fund
                                                       ownership percentages obtained by Tremont Client
                                                       Relations Group and provided to Risk Metrics.

90% Gross Income Test(1)   RiskMetrics/Tremont         RiskMetrics identifies "bad assets" monthly.
                                                       Reports distributed to Tremont for review and
                                                       sign-off.  Tremont controls investments in Portfolio
                                                       Funds likely to generate "bad income".  Tremont
                                                       requests monthly certification from Portfolio Funds
                                                       stating non-existence of "bad income" or percentage
                                                       of "bad income" earned.  Non-quarter-end months used
                                                       to identify potential problems.

25% Industry               RiskMetrics/Tremont/BloomberCompleted monthly.  Reports distributed to Tremont
Concentration Test(1)      Categories                  for review and sign-off.  Non-quarter-end months
                                                       used to identify potential problems.  RiskMetrics
                                                       involvement expands testing currently done on
                                                       existing products (see SEC Comment letter response
                                                       #26)

No more than 10% of        Tremont                     Completed monthly as part of investment portfolio
total assets in any one                                allocation process.  Sign-off by Tremont.
Portfolio Manager Test(2)

No more than 20% of        Tremont                     Completed monthly as part of investment portfolio
total assets in                                        allocation process.  Sign-off by Tremont.
Portfolio pursuing same
Portfolio Strategy
Test(2)

Cannot own more than 5%    Tremont                     Completed monthly as part of investment portfolio
of Portfolio Fund's                                    allocation process.  Sign-off by Tremont.
Voting Equity(3)

Cannot own more than 25%   Tremont                     Completed monthly as part of investment portfolio
of Portfolio Fund's                                    allocation process.  Sign-off by Tremont.
equity(3)

Asset Coverage 300%        Tremont                     Completed monthly as part of investment portfolio
Test(3)                                                allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Daily Segregation Test(3)  Tremont                     Completed monthly as part of investment portfolio
                                                       allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Senior Security Issuance   Tremont                     Completed monthly as part of investment portfolio
Prohibition(3)                                         allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Monitoring of              Tremont                     Completed monthly as part of investment portfolio
Borrowings(3)                                          allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Underwriting of            Tremont                     Completed monthly as part of investment portfolio
Securities Prohibition(3)                              allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Loan Writing               Tremont                     Completed monthly as part of investment portfolio
Prohibition(3)                                         allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Real Estate                Tremont                     Completed monthly as part of investment portfolio
Prohibition(3)                                         allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

Commodity Prohibition(3)   Tremont                     Completed monthly as part of investment portfolio
                                                       allocation process.  Sign-off by Tremont.  Presently
                                                       not applicable.

CFTC 5% Limit on margin    Tremont                     Completed monthly as part of investment portfolio
deposits & option                                      allocation process.  Sign-off by Tremont.  Presently
premiums(3)                                            not applicable.

________________________
(1) IRS Compliance Test

(2) Fund Investment guidelines Compliance Test

(3) SEC Test